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                                                                Exhibit 99.1

CFW
COMMUNICATIONS
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401 Spring Lane                                                     540 946-3500
Suite 300                                                   FAX: 540 946-3599
PO Box 1990
Waynesboro, VA 22980-7590


For Immediate Release
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Contacts:
CFW Communications         Citigate Sard Verbinnen       R&B Communications
Michael B. Moneymaker      George Sard/Kim Polan         J. Allen Layman
540-946-3531               212-687-8080                  540-966-2200

              CFW Communications TO MERGE With R&B Communications;
                 WILL ACQUIRE PRIMECO PCS operAtions IN VIRGINIA

              Combination Creates A Major Digital PCS Provider And
        A Leading Integrated Communications Provider In The Mid-Atlantic;
  New Company Will Operate Largest CDMA Network In Region With 8.3 Million POPs

            CFW Receives Financing Commitments Totaling $925 Million
       From Welsh, Carson, Anderson & Stowe And Morgan Stanley Dean Witter

    ------------------------------------------------------------------------

     Waynesboro AND DALEville, VA, May 18, 2000 -- CFW Communications Company (NASDAQ: CFWC) and closely held R&B Communications, Inc., two Integrated Communications Providers (ICPs) in the Mid-Atlantic region, today announced a binding letter agreement to merge. CFW also announced a definitive agreement to acquire PrimeCo's PCS licenses, assets and operations in Richmond and Norfolk, Virginia.
     Together, the two transactions will establish the combined company as a major digital personal communications services (PCS) provider and a leading ICP in the Mid-Atlantic region.
     R&B is an ICP supplying local and long distance telephone service, and dial-up and high-speed internet service to business and residential customers in Roanoke, Virginia and the surrounding area as well as in the New River Valley of Virginia. R&B also holds significant stakes in the Virginia and West Virginia PCS Alliances, which are

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CFW Communications/R&B/PrimeCo
2-2-2

partnerships between CFW, R&B and third parties providing digital PCS service to a potential customer base of 3.6 million people in Virginia and West Virginia. As a result of the merger, the combined company will have ownership interests in the PCS Alliances of 91% in Virginia and 78% in West Virginia, enabling it to consolidate the Alliances' financial results. CFW and R&B also own licenses covering another 1.8 million people, bringing the total potential digital PCS customer base to 5.4 million.
     CFW will exchange 60.27 shares of its common stock for each outstanding share of R&B, or an aggregate of 3.7 million CFW shares, valuing this transaction at approximately $131 million based on CFW's closing price yesterday of $35.50 per share. The transaction will be a tax-free reorganization accounted for as a purchase and is subject to the execution of a definitive agreement and regulatory and shareholder approvals. Holders of a majority of R&B's shares have agreed to vote in favor of the transaction.
     The PrimeCo PCS operations, which are being divested in connection with Bell Atlantic's pending merger with GTE, include PCS licenses and assets with more than 86,000 current subscribers and a potential customer base of 2.9 million people in central and eastern Virginia, including Richmond, Norfolk and the Tidewater region, and in the Outer Banks of North Carolina, a service area contiguous to the combined company's current PCS service area.
     CFW will purchase the PrimeCo PCS operations for a cash payment of $407 million to PrimeCo PCS, assumption of $20 million in lease obligations and exchange of CFW's ownership interests and assets in two cellular properties. The transaction is subject to closing of the Bell Atlantic/GTE merger and regulatory approvals.
     With this acquisition, the combined company, which will be renamed at a later date, will have a digital PCS customer base of over 140,000, and will be positioned to market its digital PCS services over the largest CDMA network in its operating region, encompassing a potential customer base of 8.3 million people.

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CFW Communications/R&B/PrimeCo
3-3-3

     "Together, these complementary strategic transactions will accelerate the combined company's strategy of becoming a major digital PCS provider in the Mid-Atlantic region," said James S. Quarforth, Chairman and Chief Executive Officer of CFW. "The R&B merger also enhances the combined company's position as a leading ICP in the region by significantly expanding our footprint in local telephony. We will now have approximately 50,500 ILEC access lines, 13,300 CLEC access lines and 56,300 internet customers, supported by a fiber-optic network throughout the region."
     CFW and R&B have partnered in the Virginia and West Virginia communications markets for a number of years, resulting in several joint investments including ValleyNet, a fiber optic consortium, the Virginia and West Virginia PCS Alliances and several other digital PCS and LMDS wireless spectrum licenses. The combined company will also own significant MMDS wireless spectrum licenses throughout the region.
     J. Allen Layman, President and Chief Executive Officer of R&B, commented, "Our companies have worked together for a long time, and we believe this merger represents the continuation of our growth strategies. The combination of CFW and R&B's financial and human resources will offer many benefits to our customers, employees and shareholders."
     Mr. Quarforth will be Chief Executive Officer of the merged company and Mr. Layman will become President and Chairman of the Board. Carl A. Rosberg, President and Chief Operating Officer of CFW, will become Executive Vice President and Chief Operating Officer and Michael B. Moneymaker, Chief Financial Officer of CFW, will be Chief Financial Officer.

     CFW Receives Financing Commitments Totaling $925 Million
     Welsh, Carson, Anderson & Stowe (WCAS) will invest a total of $200 million and affiliates of Morgan Stanley Dean Witter (MSDW) will invest $25 million in preferred equity in the combined company. Upon receipt of regulatory approval, WCAS will initially invest $100 million and MSDW will invest $12.5 million in the form of

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CFW Communications/R&B/PrimeCo
4-4-4

convertible preferred stock with a conversion price of $41 per share and an accretion rate of 8.5%. WCAS and MSDW will also receive 500,000 warrants exercisable at a price of $50 per share. Proceeds from the investment will be used to fund the continued buildout of CFW's communications network.
     Upon closing of the acquisition of the PrimeCo PCS operations, WCAS and MSDW will invest an additional $100 million and $12.5 million respectively in the form of convertible preferred stock which, upon receipt of shareholder approval, will have a conversion price of $45 per share and an accretion rate of 5.5%. Proceeds will be used to partially fund the acquisition.
     WCAS and MSDW have also committed to provide $700 million in debt financing. MSDW will provide $605 million in the form of $325 million in senior bank debt and $280 million in senior bridge notes. WCAS will provide $95 million in the form of subordinated debt. Proceeds will be used to complete funding of the acquisition of the PrimeCo PCS operations, refinance certain debt of both CFW and the Virginia and West Virginia PCS Alliances, and fund the continued buildout of the combined company's communications network.
     "We are very excited to have world-class firms like Welsh, Carson, Anderson, & Stowe and Morgan Stanley Dean Witter as partners in our expanding digital PCS and ICP franchise," said Mr. Quarforth. "Both of these blue-chip partners have extensive communications experience, market credibility, and significant capital resources that will greatly enhance our ability to execute our long-term growth strategy."
     "We are very enthusiastic about the opportunity to partner with CFW and R&B in this series of company-transforming transactions which create a leading ICP and digital PCS provider in the Mid-Atlantic region," said Anthony J. de Nicola, a WCAS general partner.
     Reflecting the R&B merger and WCAS' substantial equity investment, CFW's seven-member Board of Directors will be expanded to include two current directors from R&B and two directors from WCAS: Mr. Layman of R&B; John Williamson III, President and


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CFW Communications/R&B/PrimeCo
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CEO of RGC Resources; and Anthony J. de Nicola and Lawrence B. Sorrel, general partners of WCAS.
     The R&B merger and the PrimeCo PCS acquisition are both expected to close in the third quarter of 2000.
     Banc of America Securities LLC (BAS) acted as financial advisor to CFW in connection with the R&B merger and the PrimeCo PCS acquisition. BAS advised CFW, and MSDW advised WCAS, in connection with the private equity investment.

About CFW Communications
CFW Communications Company, doing business as CFW Intelos and Intelos, is an Integrated Communications Provider with headquarters in Waynesboro, Virginia. CFW provides a broad range of products and services to customers in Virginia, West Virginia, Kentucky and Tennessee including digital PCS, dial-up Internet access, high-speed data transmission, DSL (high-speed Internet access), and local telephone service to businesses and long distance telephone services to business and residential customers. Detailed information about CFW Communications and Intelos is available at www.cfw.com and www.intelos.com.

About R&B Communications
R&B Communications, Inc. is an Integrated Communications Provider headquartered in Daleville, Virginia. R&B provides a broad range of products and services to customers in Roanoke and the surrounding communities and the New River Valley of Virginia. These services include digital PCS, dial-up Internet access, high-speed data transmission, DSL, and local telephone service to businesses and long distance telephone services to business and residential customers. Detailed information about R&B Communications is available at www.rbnet.com.

About Welsh, Carson, Anderson, & Stowe
Welsh, Carson, Anderson, & Stowe, a New York based private equity firm founded in 1979, has organized 11 partnerships with total capital of $8 billion. WCAS focuses on three industries: telecommunications, information services and healthcare.

About Morgan Stanley Dean Witter
Morgan Stanley Dean Witter & Co. is a pre-eminent global financial services firm that maintains leading market positions in each of its three business segments - Securities, Asset Management and Credit Services. Morgan Stanley Dean Witter combines global strength in investment banking and institutional sales and trading with strength in providing full-service and online brokerage services, investment and global asset

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CFW Communications/R&B/PrimeCo
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management services and, primarily through its Discover Card brand, quality consumer credit products. Morgan Stanley Dean Witter provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals.

Forward-looking statements made by the Companies are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties and any significant deviations from these assumptions could cause actual results to differ materially from those in forward-looking statements. The Companies undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ CFW'S REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS RELATING TO THE MERGER TRANSACTION DESCRIBED ABOVE, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN THESE AND OTHER DOCUMENTS RELATING TO THE TRANSACTION ARE FILED WITH THE COMMISSION, INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. THE DOCUMENTS FILED WITH THE COMMISSION BY CFW MAY ALSO BE OBTAINED FOR FREE FROM CFW BY DIRECTING A REQUEST TO CFW COMMUNICATIONS COMPANY, P. O. BOX 1990, WAYNESBORO, VIRGINIA 22980, ATTN: INVESTOR RELATIONS, TELEPHONE: (540) 946-3500. CERTAIN OF THESE DOCUMENTS MAY ALSO BE AVAILABLE ON CFW'S WEBSITE AT WWW.CFW.COM OR WWW.INTELOS.COM. WHEN THEY BECOME AVAILABLE, READ THE DEFINITIVE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

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